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                                                                    EXHIBIT 4.49

                      AMENDED AND RESTATED PROMISSORY NOTE


$                                                               December 5, 1997


         FOR VALUE RECEIVED, the undersigned, Intelect Communications, Inc. ("Maker"), a Delaware corporation, unconditionally hereby promises to pay to the order of ________________________ ("Payee") at its business office in Richardson, Dallas County, Texas, or at such other place as the holder of this note may hereafter designate, the principal sum of _________________________ DOLLARS ($_____________) in lawful money of the United States of America for the payment of private debts, together with interest (calculated on the basis of the actual number of days elapsed but computed as if each year consisted of 365 days) on the unpaid principal balance from time to time owing hereon computed from the date hereof until maturity at a per annum rate which from day to day shall be, except as otherwise provided in this note, the lesser of (a) the Loan Rate (as hereinafter defined) or (b) the Highest Lawful Rate (hereafter defined) in effect from day to day. The term "Loan Rate" shall mean the sum of three percent (3%) and the Prime Rate (hereinafter defined) in effect from day to day. The term "Prime Rate" shall mean as to any day the "Prime Rate" as published in The Wall Street Journal for that day in the "Money Rates" table.

         All past-due principal and interest, whether by acceleration or otherwise, shall bear interest at the Highest Lawful Rate until paid.

         The principal and all interest then accrued on this note shall be payable on demand. At the election of the Payee of this note, at any time prior to the note being repaid by the Maker, the Payee may send written notice to the Maker electing to have the note repaid in the form of Common Stock of the Maker, upon Payee's demand, at a price equal to $1.00 PER SHARE for every dollar of principal and interest outstanding on the note as of the date of repayment; provided, however, that the issuance of such Common Stock shall comply with one or more applicable exemptions from registration under federal and state securities laws and the Payee contemporaneously with the issuance of such Common Stock executes such documentation as Maker's counsel shall deem necessary for compliance with federal and state securities laws in the issuance of such Common Stock.

         This note may be prepaid at any time, in whole or in part, without penalty following three (3) days' advance written notice by Maker to Payee, unless Payee shall deliver written notice to Maker within such three day period of Payee's election to have the note repaid in the form of Common Stock of the Maker pursuant to this note's terms. All payments will be applied first to accrued interest and then to the reduction of principal.

         Notwithstanding anything contained herein to the contrary, if at any time during the term of this note the Highest Lawful Rate has been charged Maker in lieu of the Loan Rate because the Loan Rate has exceeded the Highest Lawful Rate on one or more days during the term of this note, and if, as a result, on any date during the term of this note the aggregate amount of interest which has accrued on this note up to, but not including, such date is less
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than the aggregate amount of interest which otherwise would have accrued on this note up to, but not including, such date had the Loan Rate been charged for every day during the term of this note up to, but not including, such date, then on such date the unpaid principal balance of this note shall bear interest at the Highest Lawful Rate even though the Highest Lawful Rate is in excess of the Loan Rate for such date.

         It is expressly provided and stipulated that notwithstanding any provision of this note or any other instrument evidencing or securing the loan herein set forth, in no event shall the aggregate of all interest paid or contracted to be paid to Payee by Maker (or any guarantors or endorsers) ever exceed the maximum amount of interest which may lawfully be charged the undersigned by Payee on the principal balance of this note from time to time advanced and remaining unpaid. In this connection, it is expressly stipulated and agreed that it is the intent of Payee and Maker in the execution and delivery of this note to contract in strict compliance with applicable usury laws. In furtherance thereof, none of the terms of this note or said other instruments shall ever be construed to create a contract to pay interest at a rate in excess of the Highest Lawful Rate for the use, forbearance or detention of money. The term "Highest Lawful Rate" shall mean the maximum non-usurious rate of interest which may lawfully be charged the undersigned by Payee according to the indicated rate ceiling as defined in Tex. Rev. Civ. Stat. Ann. Art. 5069-1.04 in effect at such time and which would be applicable to the indebtedness evidenced by this note (provided that as permitted by law, Payee or other holder may, from time to time, implement any applicable ceiling under such Article and revise the index formula or provision of law used to compute the rate ceiling by notice to Maker as provided by such Article) or under the laws of the United States. The parties hereto acknowledge that the effective date of this instrument is the date on which the indebtedness evidenced hereby has been contracted for. In determining whether the loan evidenced by this note is usurious under applicable law, all interest at any time contracted for, charged, or received from Maker in connection with the loan shall be amortized, prorated, allocated, and spread in equal parts during the period of the full stated term of the loan. However, in the event that this note is paid in full by Maker (or any endorser or guarantor hereof) prior to the end of the full stated term of this note and in the event the interest received by the holder of this note for the actual period of the existence of the loan exceeds the Highest Lawful Rate, the holder of this note shall, at its option, either refund to Maker the amount of such excess or credit the amount of such excess against any amounts owing by Maker under this note. In addition, if, from any circumstances whatsoever, fulfillment of any provision hereof or of any instrument securing this note or of any other agreement referred to herein or executed pursuant to or in connection with this note, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then, ipso facto, the obligation to fulfill shall be reduced to the limit of such validity, and if from any circumstance the holder there of shall ever receive as interest an amount which would exceed the Highest Lawful Rate, such amount which would be excessive interest shall, at the option of Payee, be refunded to Maker or be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest. The provisions of this paragraph shall supersede all other provisions of this note and all other instruments evidencing or securing this loan, should such provisions be in apparent conflict herewith.

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         The undersigned Maker and all endorsers, sureties and guarantors hereof, as well as all persons to become liable on this note, hereby jointly and severally waive all notices of non-payment, demands for payment, presentments for payment, notices of intention to accelerate maturity, notices of actual acceleration of maturity, protests, notices of protest, and any other demands or notices of any kind as to this note, diligence in collection hereof and in bringing suit hereon, and any notice of, or defense on account of, the extension of time of payments or change in the method of payments, and without further notice hereby consent to any and all renewals and extensions in the time of payment hereof either before or after maturity and the release of any party primarily or secondarily liable hereon.

         Maker agrees that Payee's acceptances of partial or delinquent payments, or failure of Payee to exercise any right or remedy contained herein or in any instrument given as security for the payment of this note shall not be a waiver of any obligation of Maker to Payee or constitute waiver of any similar default subsequently occurring.

         In the event default is made in the prompt payment of this note upon demand, or the same is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through any judicial proceeding whatsoever, or if any action of foreclosure be had hereon, then Maker agrees and promises to pay the Payee reasonable attorneys' fees in addition to the other amounts due hereunder.

         This note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         Except to the extent that the laws of the United States may apply to the terms hereof, this note shall be governed by and construed in accordance with the laws of the State of Texas. This instrument is made and is performable in Richardson, Dallas County, Texas and in the event of a dispute involving this note or any other instruments executed in connection herewith, Maker irrevocably agrees that venue for such dispute shall be in any court of competent jurisdiction in Dallas County, Texas.

         This note and all the covenants, promises and agreements contained herein shall be binding upon and inure to the benefit of Payee's and Maker's heirs, successors, legal representatives and assigns.

         IN WITNESS WHEREOF, Maker has executed and delivered this note to Payee in Richardson, Texas, effective December 5, 1997.

                                             Intelect Communications, Inc.

                                             By:
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                                            Its:   Vice President
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